EXHIBIT 21 - SUBSIDIARIES OF BANCORP


      The following table sets forth all of Bancorp's subsidiaries as of the date of this report.

                                                            State of
                                                          Jurisdiction
                                       % of Voting       Under the Laws
                                        Securities          of which
                                          Owned             Organized

The Provident Bank                         100                 Ohio
  Provident Commercial Group, Inc.         100                 Ohio
  Provident Securities and Investment
    Company                                100                 Ohio
  PB Realty, Inc.                          100                 Ohio
  Provident Consumer Financial
    Services, Inc.                         100                 Ohio
  A.H.T. Service Corp.                     100              California
The Provident Bank of Kentucky             100               Kentucky
Provident Investment Advisers, Inc.        100                 Ohio
Provident Mortgage Company                 100                 Ohio
Mathematical Investment Management, Inc.   100                 Ohio